Conformed Copy

                                                       Exhibit 16.1


Securities and Exchange Commission
Mail Stop 9-5
450 Fifth Street, NW
Washington, DC  20549

Ladies and Gentlemen:

We have read and agree with the comments in Item 19 of the Registration Statement on Form S- 4 of J. Crew Group, Inc.to be filed with the Securities and Exchange Commission on December 16, 1997.

Yours Truly,


/s/  DELOITTE & TOUCHE LLP

New York, New York
December 15, 1997